EXHIBIT 99.1
PRESS RELEASE

                                                  Contact:
                                                 Trisha Tuntland
                                                Manager of Investor Relations
                                                Cabot Microelectronics Corporation
                                                   (630) 499-2600

CABOT MICROELECTRONICS CORPORATION NAMES DAVID H. LI AS CHIEF EXECUTIVE OFFICER; WILLIAM P. NOGLOWS TO SERVE AS CHAIRMAN
AURORA, IL, December 16, 2014 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced today that its Board of Directors has elected David H. Li as President and Chief Executive Officer (CEO) and member of the Board, effective January 1, 2015.  William P. Noglows will continue to serve as Executive Chairman of the Board of Directors.  As President and CEO, Mr. Li, who is currently Cabot Microelectronics' Vice President of the Asia Pacific Region, will succeed Mr. Noglows, who has served as the company's Chairman, President and CEO since 2003.

"The Board and I are delighted that David will become Cabot Microelectronics' next CEO," said Mr. Noglows.  "As the head of our business in the Asia Pacific Region, where we generate more than 80 percent of our total company revenue and have approximately 75 percent of our production activity, David has developed deep partnerships with our key customers and proven to be an outstanding leader.  He has worked closely with our teams across Asia, partnering with our global leadership in the implementation of our key strategies of close customer collaboration, operations excellence and technology leadership.  I welcome him to the Board, and am confident that as our next CEO, David's track record, energy and vision for continued growth and development of Cabot Microelectronics -- coupled with our history of strong operational and financial management and results -- will mean ongoing success for our company and value for our stockholders.  It has been an honor and privilege to lead Cabot Microelectronics as its CEO over the past eleven years, and I am excited that we are implementing the goals of our long-term planning for a seamless transition of executive leadership.  Continuing as Chairman, I look forward to working with David and the rest of the Board to further our company's strategy."

Mr. Li said, "With the broad strength that Cabot Microelectronics has built under Bill's dynamic leadership for more than a decade, I am honored that the Board has chosen to entrust me with the privilege and responsibility of leading our company into the next stage of its development, building on our proud history of excellence in CMP consumables.  We are committed to continuing to provide value to our shareholders over a range of industry and macroeconomic environments through our ongoing focus on our core strategies of developing game-changing technology in close collaboration with technology leading customers, while leveraging our extensive global infrastructure and distinctive expertise in supply chain management and quality systems."

David Li, 42, has more than 15 years of experience in a wide-range of roles with Cabot Microelectronics, including eight years leading the company's Asia Pacific business while resident there.  Over this period he has demonstrated a record of delivering growth in the company's most important product lines and geographic regions, while forging close bonds with customers and developing the company's leaders throughout the Asia Pacific Region.  Prior to his current role, Mr. Li served as the Global Business Director for Tungsten and Advanced Dielectrics, and prior to that also held a variety of leadership positions in operations, sourcing and investor relations.  Before joining Cabot Microelectronics, Mr. Li held process engineering and marketing roles at UOP.  Mr. Li earned a B.S. in Chemical Engineering from Purdue University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Bill Noglows, 56, was named Chairman, President and Chief Executive Officer of Cabot Microelectronics in 2003.  He was one of the primary founders of Cabot Microelectronics and was responsible for identifying and encouraging the development of CMP applications for the semiconductor industry approximately 20 years ago.  Under Mr. Noglows' leadership, Cabot Microelectronics has achieved an enviable record of revenue growth, profitability, cash flow, and value generation for shareholders.

Mr. Li's election to the Board of Directors, which is effective January 1, 2015, is for a term continuing until the Corporation's annual meeting of stockholders to be held in 2015.  He plans to split his time between Asia and the US, with his primary residence remaining in China.

David H. Li's Biography
David H. Li, 42, has more than 15 years of experience in a wide-range of roles with Cabot Microelectronics, including eight years leading the company's Asia Pacific business while resident there.  Mr. Li has served as the company's Vice President of the Asia Pacific Region since June 2008.  Prior to that, Mr. Li served as Managing Director of South Korea and China since February 2007.  Previously, Mr. Li served as the company's Global Business Director for Tungsten and Advanced Dielectrics from 2005 to February 2007.  Mr. Li held a variety of leadership positions for the company in operations, sourcing and investor relations between 1998 and 2005.  Prior to joining Cabot Microelectronics, Mr. Li worked for UOP in marketing and process engineering.  Mr. Li received a B.S. in Chemical Engineering from Purdue University and an M.B.A. from Northwestern University.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,050 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management, international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's annual report on Form 10-K for the fiscal year ended September 30, 2014, filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.

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